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                                                                   EXHIBIT 10.70

                          PENALTY SETTLEMENT AGREEMENT



     This Penalty Settlement Agreement (the "Agreement") is made between P-Com, Inc., a Delaware corporation ("P-Com"), and Capital Ventures International, a Cayman Islands company (the "Investor"), with respect to an Exchange Agreement between P-Com and the Investor dated as of June 4, 1999 (the "Exchange Agreement"). Capitalized terms not defined in this Agreement shall have the meanings given them in the Exchange Agreement.

     1. The Investor has, under Paragraphs 3 and 5 of the Exchange Agreement, a Put Right and/or a right to receive Late Registration Penalties, under certain circumstances. The Investor hereby waives all past, present and future Put Rights and Late Registration Penalties, that would otherwise be available under the Exchange Agreement, for all past, present and future circumstances.

     2. P-Com hereby agrees to forthwith issue to the Investor a number of shares of unregistered P-Com common stock equal to $430,900 divided by the Price. The "Price" is the product of (a) 90% times (b) the mean average of the closing sale prices of P-Com common stock as reported by the Nasdaq National Market for the 15 trading days ending on November 10, 1999 (inclusive) (the "Average"). The parties agree that the Average is $5.25, and thus the Price is $4.72. The number of shares to be issued under this Agreement is 91,292.

     3. The parties acknowledge that the quantity in Section 2 of this Agreement is intended to reflect the Late Registration Penalties which have accrued and would accrue, and the Investor's ability after December 21, 1999 to use SEC Rule 144 for resales (subject to the requirements of Rule 144).
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     4.  The Investor hereby waives any rights and remedies with respect to inaccuracies in the SEC Documents when filed, to the extent of items for which P-Com has publicly announced before November 10, 1999 that it has restated or will restate its previous financial statements.

     5. P-Com hereby grants to the Investor piggyback registration rights (subject to customary terms and conditions of standard piggyback registration rights agreements), for the shares of common stock issued pursuant to this Agreement, on any registration statement hereafter filed by the Company; provided, that there shall be no right to piggyback on any Form S-8 or Form S-4, nor on the resale registration statement for the Registrable Securities contemplated by the Exchange Agreement, nor on the resale registration statement which P-Com is obliged to file for the investors in P-Com's June 22, 1999 $40,000,000 common stock PIPES offering.

     6. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof. Any negotiations, understandings or agreements, prior or contemporaneous, written or oral, with respect to such subject matter are superseded hereby and merged herein. This Agreement may not be amended except in writing.

     7. Except as expressly amended hereby, the Exchange Agreement, as amended in writing from time to time through the date hereof, remains unchanged and in full force and effect. Without limitation, the provisions of the Exchange Agreement requiring P-Com to use its best efforts to register for resale the Registrable Securities remain effective; however, the particular remedies of the Put Right and the Late Registration Penalties set forth in Paragraphs 3 and 5 are eliminated. Also, the Investor hereby agrees not to, until the earlier of January 31,

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2000 or such time as P-Com has fully repaid the Union Bank of California debt due in January 2000, seek any remedy whatever for failure to have the resale registration statement declared effective, and never to seek any remedy whatever for failure to have the resale registration statement declared, before December 21, 1999, effective.

      DATED: November 16, 1999

                               P-COM, INC.


                               By:  /s/ Robert E. Collins
                                    -----------------------------------------


                               CAPITAL VENTURES INTERNATIONAL


                               By:  Heights Capital Management, Inc. as agent


                                     By:  /s/ Michael Spolon
                                          ----------------------------------
                                          General Counsel and Secretary

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